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                                                      AMERIKING, INC.
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                                     CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                           Jan. 1, 2002 to                            Dec. 26, 2000 to
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                                                             Apr 1, 2002                                Mar 26, 2001
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                                                      W/O PIK              With PIK            W/O PIK                  With PIK
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                                                     Dividends             Dividends          Dividends                 Dividends
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
EARNINGS
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Loss before income taxes benefit                   (10,715,000)          (10,715,000)        (8,338,000)               (8,338,000)
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Interest expense                                     6,356,000             6,356,000          5,787,000                 5,787,000
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Amortization of deferred financing costs                98,000                98,000            218,000                   218,000
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Portion of rents representative of interest          2,620,000             2,620,000          2,635,000                 2,635,000
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Preferred stock PIK dividends                                -               171,000                  -                   161,000
                                                  ------------          ------------       ------------               -----------
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Total earnings                                      (1,641,000)           (1,470,000)           302,000                   463,000
                                                  ------------          ------------       ------------               -----------
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FIXED CHARGES
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Interest expense                                     6,356,000             6,356,000          5,787,000                 5,787,000
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Amortization of deffered financing costs                98,000                98,000            218,000                   218,000
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Portion of rents representative of interest          2,620,000             2,620,000          2,635,000                 2,635,000
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Preferred stock PIK dividends                                -               171,000                  -                   161,000
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Total Fixed Charges                                  9,074,000             9,245,000          8,640,000                 8,801,000
                                                  ------------          ------------       ------------               -----------
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RATIO OF EARNINGS TO FIXED CHARGES                       (0.18)                (0.16)              0.03                      0.05
                                                  ------------          ------------       ------------               -----------
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INSUFFICIENT EARNINGS TO COVER FIXED CHARGES       (10,715,000)          (10,715,000)        (8,338,000)               (8,338,000)
                                                  ------------          ------------       ------------               -----------
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